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                                                             Exhibit 23.1


               AUBURN NATIONAL BANCORPORATION, INC AND SUBSIDIARY
                      EXHIBIT 23.1 - CONSENT OF ACCOUNTANTS

The Board of Directors
Auburn National Bancorporation, Inc.

We consent to the incorporation by reference in the registration statement (No. 333-03516) on Form S-3 of Auburn National Bancorporation, Inc. of our report dated February 1, 2002, relating to the consolidated balance sheets of Auburn National Bancorporation, Inc. and subsidiary as of December 31, 2001 and 2000, and the related consolidated statements of earnings, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001 annual report on Form 10-K of Auburn National Bancorporation, Inc.

Our report refers to a change in the method of accounting for derivative instruments and hedging activities in 2001.

                                                       KPMG LLP


Atlanta, Georgia
March 29, 2002